INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Registration Statement of Hallwood Energy Partners, L.P. on Form S-8 of our report dated February 27, 1996, appearing in the Annual Report on Form 10-K of Hallwood Energy Partners, L.P. for the year ended December 31, 1995.





/s/Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Denver Colorado


February 28, 1997